Fresh2 Group Limited

801 Bixing Street, Bihu County

Lishui, Zhejiang Province, China, 323006

As of May 22, 2023

Citibank, N.A. – ADR Depositary

388 Greenwich Street

New York, New York 10013

Prefunded American Depositary Shares Purchase Warrant Exercise Letter Agreement (the “Letter Agreement”)

Ladies & Gentlemen:

We refer to the Deposit Agreement, dated as of February 3, 2020, by and among Fresh2 Group Limited (formerly known as “Anpac Bio-Medical Science Co. Ltd.”) (the “Company”), Citibank, N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder, as amended by Amendment No. 1 to the Deposit Agreement, dated as of November 4, 2022 (as so amended and supplemented, the “ADS Deposit Agreement”). Terms used, but not otherwise defined, herein shall have the meaning ascribed to them in the ADS Deposit Agreement.

This Prefunded American Depositary Shares Purchase Warrant (the “Warrant”) certifies that, for value received, Mr. Trung Tri Doan or its assigns is entitled to purchase from the Company up to 4,226,135 ADSs, each ADS representing one (1) Class A ordinary share, par value $0.01 per share, of the Company (the “Ordinary Shares”). The purchase price of one ADS under this Warrant shall be equal to the Exercise Price at $0.00001, the balance of the purchase price for the Warrant ($0.25629 per Warrant) having already been paid to the Company as of the date of this Letter Agreement. Subsequent to the issuance of the Warrant, the ratio of Ordinary Shares representing one ADSs was changed to each ADS representing the right to receive twenty (20) Ordinary Shares. Accordingly, the Warrant is presently exercisable into 211,306 ADSs.

The purpose and intent of this Letter Agreement is to supplement the Deposit Agreement in order to set forth the terms and conditions upon which, from time to time, (i) the Company may deposit Shares, on behalf of a holder of Warrants (such holder, a “Warrant Holder”) and upon such Warrant Holder’s exercise of a Warrant (a “Warrant Exercise”), and (ii) the Depositary may issue ADSs, in the form of freely transferable ADSs upon deposit of such Shares (the “Warrant ADSs”).

This Letter Agreement will confirm our understanding and agreement as follows:

1.  Deposit of Shares. The Company and the Depositary hereby agree that from time to time, the Class A ordinary shares of the Company (the “Shares”) may be delivered upon exercise of Warrants and may be deposited with the Custodian under the Deposit Agreement, in accordance with the terms hereof and thereof.

The Company hereby confirms that as of the date of each deposit of Shares pursuant to this Letter Agreement that (x) the Shares to be deposited with the Custodian upon exercise of the Warrants (i) have been duly authorized, and will be validly issued, fully paid and non-assessable, (ii) will rank pari passu in all respects, and will be fully fungible, with the Shares, then on deposit with the Custodian under the Deposit Agreement, (iii) will be legally issued and deposited by the Company and will not be stripped of any rights or entitlements by the Company prior to or upon deposit with the Custodian, (iv) will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) are not “Restricted Securities” (as defined in the Deposit Agreement), and (y) all pre-emptive rights (and any similar rights) with respect to the Shares to be deposited with the Custodian upon exercise of the Warrants have been validly waived or exercised.

2.  Issuance of ADSs upon Warrant Exercise. The Company hereby instructs the Depositary to issue Warrant ADSs against the deposit of Shares by the Company and represents and warrants that it will cause Shares to be deposited in connection with any Warrant Exercise only in the case of (i) in a transaction exempt from registration pursuant to Rule 144 under the Securities Act, if available, (ii) in an offshore transaction (as defined in Regulation S under the Securities Act) to persons other than U.S. Persons (as defined in Regulation S under the Securities Act) in accordance with Rule 904 of Regulation S under the Securities Act, (iii) pursuant to any other available exemption from the registration requirements of the Securities Act which supports an issuance of freely transferable Warrant ADSs, or (iv) pursuant to an effective registration statement under the Securities Act, covering the Warrant ADSs and the Shares being deposited for Warrant ADSs, in each case in accordance with any applicable securities laws of the states of the United States.

The Depositary hereby agrees to deliver Warrant ADSs in the form of ADSs in accordance with the Deposit Agreement upon its receipt from the Company of (i) duly completed and signed Exercise Issuance Instruction substantially in the form of Exhibit A hereto to issue ADSs against the deposit of Shares by the Company, (ii) an original certified extract of the Company’s Register of Members issued by Maples Fund Services (Cayman) Limited identifying the registration of the Shares to be deposited by the Company in the name of Citi (Nominees) Limited and confirmation of such deposit from the Custodian of the applicable Shares by the Company on behalf of Warrant Holder(s), (iii) the applicable opinions referred in Section 3 below, (iv) any other documents reasonably requested by the Depositary, and (v) payment of the ADS issuance fees, taxes and expenses otherwise payable under the terms of the Deposit Agreement and this Letter Agreement.

3.  Opinions. The Company shall (A) at the time of execution of this Letter Agreement cause (x) its U.S. counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that subject to customary and appropriate assumptions and qualifications, that (a) assuming its due authorization, execution and delivery, this Letter Agreement is valid, binding and enforceable against the Company under the laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (b) the issuance of Shares by the Company and the deposit of such Shares on behalf of the Warrant Holder(s) from time to time upon the terms contemplated herein do not violate the registration requirements of the Securities Act, and such issuance of Shares is subject to a registration statement under the Securities Act or is exempt from the registration requirements of the Securities Act which supports an issuance of freely transferable Warrant ADSs, (y) its British Virgin Islands counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that subject to customary and appropriate assumptions and qualifications, that (a) the Company has duly authorized and executed this Letter Agreement, (b) this Letter Agreement constitutes a legal, valid and binding obligation of the Company under British Virgin Islands law enforceable against the Company upon its terms, (c) all approvals required by British Virgin Islands law to permit the deposit of Shares under the Deposit Agreement and this Letter Agreement have been obtained, and (d) the terms of this Letter Agreement do not and will not contravene or conflict with any British Virgin Islands law of general application, and (z) its People’s Republic of China counsel to deliver and opinion to the Depositary as of the date hereof stating, inter alia, that none of the terms nor the transactions contemplated by this Letter Agreement violate any law, rule, regulation, order, judgment, administrative decree, or regulation of the People’s Republic of China or any other law, rule regulation, order judgment, administrative decree, or regulation to which the Company or any subsidiary is subject, and (B) concurrently with each Warrant Exercise, cause (x) its U.S. counsel to deliver an opinion to the Depositary as of the date thereof stating, inter alia, that subject to customary and appropriate assumptions and qualifications, that the issuance of ADSs against the deposit of Shares upon exercise of the Warrant does not violate the registration requirements of the Securities Act, and such issuance of ADSs is subject to a registration statement under the Securities Act or is exempt from the registration requirements of the Securities Act which supports an issuance of freely transferable Warrant ADSs, (y) its British Virgin Islands counsel to deliver an opinion to the Depositary as of the date thereof stating, inter alia, that (a) subject to customary and appropriate assumptions and qualifications, that no authorizations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the British Virgin Islands in connection with the issuance and deposit of the Shares in connection with a Warrant Exercise, and (b) when Shares underlying any Warrant ADSs deliverable upon a Warrant Exercise are deposited in accordance with the terms of this Letter Agreement, the directors of the Company will have been duly and validly authorized to deposit such Shares and such Shares will be validly issued, fully paid, non-assessable, rank pari passu in all respects, the Shares then on deposit with the Custodian on behalf of the Depositary and underlying the ADSs then outstanding, and will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (z) its PRC counsel to deliver an opinion to the Depositary as of the date thereof stating, inter alia, that subject to customary and appropriate assumptions and qualifications, that the issuance of the Warrant ADSs will not violate any law, rule, regulation, order, judgment, administrative decree, or regulation of the People’s Republic of China or any other law, rule regulation, order judgment, administrative decree, or regulation to which the Issuer or any subsidiary is subject.

4.  Depositary Fees. Subject to any other agreements between the Company and the Depositary with respect to the manner in which the fees payable to the Depositary hereunder are paid, the Company and the Depositary agree that the Company reimburse the Depositary for its reasonably incurred and properly documented fees and expenses of legal counsel which shall be paid within 30 days of the Depositary’s request for reimbursement. The Company hereby agrees and acknowledges that the Depositary may charge a fee of US$0.05 per ADS issued to any Holder or Beneficial Owner of such ADSs, along with any other relevant fees provided for in the Deposit Agreement, as contemplated in the Deposit Agreement.

5.  Fractional Shares and ADSs. Notwithstanding anything to the contrary in the Deposit Agreement, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of ADSs upon exercise of Warrants, and neither the Depositary nor the Custodian shall accept, under any circumstances (a) any fraction of a Share, nor (b) a number of Shares which upon application of the ADS-to-Share ratio would give rise to a fraction of a Warrant ADS.

6.   Form F-6 Registration Statement. The parties hereto confirm that a signed copy of this Letter Agreement may be filed as an exhibit to the next Registration Statement on Form F-6 (or next amendment to any existing Registration Statement on Form F-6 currently on file) that may be filed in respect of the ADSs.

7.   Miscellaneous.

(a)  The parties acknowledge and agree that the indemnification obligations contained in Section 5.8 of the Deposit Agreement shall apply to all of the terms, conditions, obligations and performances under this Letter Agreement as if they were set forth in the Deposit Agreement.

(b)  The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Letter Agreement and to effectuate the purpose and intent hereof.

(c)  This Letter Agreement shall be interpreted and all rights hereunder and the provisions hereof shall be governed by the laws of the State of New York. The parties hereby agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of, or in connection with, this Letter Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.

(d)  This Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and permanent assigns.

(e)  This Letter Agreement may not be modified or amended except by a writing signed by both parties hereto.

(f)  This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

[Signature page on following page]

The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

fresh2 group limited

By:	/s/ Haohan Xu
Name:	Haohan Xu
Title:	Co-CEO

Accepted and Agreed as of the date first written above

CITIBANK, N.A., as Depositary

By:	/s/ Joseph Connor
Name:	Joseph Connor
Title:	Attorney-in-Fact

EXHIBIT A

to

Warrant Exercise Letter Agreement, dated as of May 22, 2023

(the “Letter Agreement”), by and between

Fresh2 Group Limited and

Citibank, N.A.

_____________________

WARRANT EXERCISE ISSUANCE INSTRUCTION

_____________________

[Date]

Citibank, N.A., as Depositary 388 Greenwich Street New York, New York 10013
Attn.:
Mr. Keith Galfo (keith.galfo@citi.com) Mr. Leslie Deluca (leslie.deluca@citi.com) Mr. Joseph Connor (joseph.connor@citi.com) DR Broker Services (drbrokerservices@citi.com) DR China (dr.china@citi.com)

With a copy simultaneously delivered to:

Citibank, N.A. – Hong Kong 9/F, Citi Tower, One Bay East, 83 Hoi Bun Road Kwun Tong, Kowloon, Hong Kong Attn.: localcustody@citi.com

Patterson Belknap Webb & Tyler LLP 1133 Avenue of the Americas New York, New York 10036 Attn: Dana Fritz (dbfritz@pbwt.com)

Fresh2 Group Limited (CUSIP No.: 03635R206)

Dear Sirs:

Reference is hereby made to (i) the Deposit Agreement, dated as of February 3, 2020 and as amended and supplemented from time to time (as so amended and supplemented, the “Deposit Agreement”), by and among Fresh2 Group Limited (formerly known as “Anpac Bio-Medical Science Co. Ltd.”) (the “Company”), a company organized and existing under the laws of the British Virgin Islands, Citibank, N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder, as amended by Amendment No. 1 to the Deposit Agreement, dated as of November 4, 2022 and (ii) the Warrant Exercise Letter Agreement, dated as of May 22, 2022, by and between the Company and the Depositary (the “Warrant Exercise Letter Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Warrant Exercise Letter Agreement.

In accordance with and subject to the terms set forth in the Warrant Exercise Letter Agreement and the Deposit Agreement and in all cases pursuant to a Warrant Exercise (as defined in the Warrant Exercise Letter Agreement), the Company hereby notifies the Depositary that it has deposited the number of Shares identified below on behalf of the specified beneficial owner thereof and hereby instructs the Depositary:

Number of Shares deposited solely to underlie the issuance of ADSs below:	___________ Shares.
Number of ADSs to be issued (CUSIP No.: 03635R206):	___________ ADSs.

AND

(B) to deliver the ADSs to:

(CHECK ONE)

___ (i) DTC

Name of DTC Participant to which the ADSs are to be delivered:	_____________________________

DTC Participant Account No.:	_____________________________

Account No. for recipient of ADSs at DTC Participant (f/b/o information):	_____________________________

Name on whose behalf the above number of ADSs are to be issued and delivered:	_____________________________

Contact person at DTC Participant:	_____________________________

Daytime telephone number of contact person at DTC Participant:	_____________________________

OR

___ (ii) (outside of DTC) to a book entry account maintained on the records of the Depositary

Name of person to whom the ADSs are to be registered[1]:	_____________________________

Street Address:	_____________________________ _____________________________

City, State, and Country:	_____________________________

E-mail Address:	_____________________________

Nationality:	_____________________________

Social Security or Tax Identification Number:	_____________________________

Daytime telephone number of contact person:	_____________________________

The Company hereby consents to the deposit of the above Shares with the Custodian by means of an original certified extract of the Company’s Register of Members issued by Maples Fund Services (Cayman) Limited identifying the registration of the above Shares in the name of Citi (Nominees) Limited, and the Company further confirms that in doing so the Depositary (i) shall be deemed to satisfy its duty of care under the Deposit Agreement, and (ii) may rely on the indemnity by the Company in favor of the Depositary and the Custodian contained in Section 5.8 of the Deposit Agreement.

The Company hereby agrees and acknowledges that the Depositary may charge a fee of US$0.05 per ADS issued to any Holder or Beneficial Owner of such ADSs, along with any other relevant fees provided for in the Deposit Agreement, as contemplated in the Deposit Agreement.2

The Company hereby represents and warrants to the Depositary as of the date that the Warrant Holder is not an Affiliate of the Company and that the Shares to be deposited with the Custodian upon exercise of the Warrants (i) have been duly authorized, validly issued, fully paid, and non-assessable, (ii) are of the same class as, and rank pari passu with, the Shares on deposit with the Custodian under the Deposit Agreement, (iii) have been legally issued to, and deposited with, the Custodian and have not been stripped of any rights or entitlements by the Company, (iv) are free and clear of any lien, encumbrance, security interest, charge, mortgage, or adverse claim, and (v) are not “Restricted Securities” (as defined in the Deposit Agreement), and (y) all pre-emptive rights (and any similar rights) with respect to the Shares to be deposited with the Custodian upon exercise of the Warrants have been validly waived or exercised.

[Signature page on following page]

1If more than one (1) Holder, please complete relevant information in Schedule I.

2 NTD: Citibank to provide fee treatment detail

fresh2 group limited

By:
Name:
Title:

Schedule I

Number of Shares Deposited	Number of ADSs to be Issued	Name, Address and Tax Identification No. of Beneficial Owner of ADSs to be issued to a book entry account maintained on the register of the Depositary in Direct Registration Shares or DRS format (outside of DTC)	For ADSs to be issued into DTC, please include DTC Participant name, DTC Participant number, f/b/o information, and contact details of broker (i.e. name, telephone number, email address)
_______	_______
_______	_______
_______	_______
_______	_______